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                                                                       EXHIBIT 5

                           WILMER, CUTLER & PICKERING

                                2445 M Street, N.W.

                          Washington, D.C. 20037-1420

                            Telephone (202) 663-6000

                            Facsimile (202) 663-6363

                                          June 9, 1998

School Specialty, Inc.
1000 North Bluemound Drive
Appleton, Wisconsin 54914
Attn: Daniel P. Spalding,
Chief Executive Officer

Gentlemen:

    As special counsel for School Specialty, Inc., a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-1, first filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on February 19, 1998, as amended by Amendment No. 1 to the Registration Statement filed with the Commission on May 6, 1998, Amendment No. 2 to the Registration Statement filed with the Commission on May 18, 1998, Amendment No. 3 to the Registration Statement filed with the Commission on June 4, 1998 and Amendment No. 4 to the Registration Statement filed with the Commission on June 9, 1998, as may be further amended or supplemented (collectively, the "Registration Statement"), with respect to the distribution or supplemented (collectively, the "Registration Statement"), with respect to the distribution (the "Distribution") of up to 12,180,161 shares of the Company's Common Stock, $.001 par value, by U.S. Office Products Company (the "Shares") in a spin-off transaction.

    In connection with the foregoing, we have examined (i) the Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on June 4, 1998, (ii) the By-Laws of the Company; (iii) the form of stock certificate for common stock of the Company, and (iv) such records of the corporate proceedings of the Company, such certificates of public officials and such other documents as we deemed necessary to render this opinion.
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School Specialty, Inc.
June 9, 1998
Page 2

    Based on such examination and assumption, we are of the opinion that:

    1. The Company is a corporation duly incorporated and existing under the laws of the State of Delaware.

    2. The Shares will be duly authorized and when distributed in accordance with the Registration Statement will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and the reference to us in the Prospectus which is part of the Registration Statement.

                                          Very truly yours,
                                          WILMER, CUTLER & PICKERING
                                          By: /s/_Thomas W. White
                                             Thomas W. White, a partner